Exhibit 99.1
Delek US Holdings Announces Agreement to Purchase $64 million of its Shares from the Icahn Group

BRENTWOOD, Tenn., March 7, 2022 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US” or the “Company”) announced today it entered into a stock purchase and cooperation agreement (the “Agreement”) with Carl C. Icahn and certain of his affiliates (“the Icahn Group”). The Agreement includes the purchase of $64 million of the Company’s common stock beneficially owned by the Icahn Group, at a purchase price of $18.30 per share, which is the closing price of the Company’s common shares on March 4, 2022, the last trading day prior to the execution of the Agreement. Under the Agreement, the Icahn Group will, among other things, (i) withdraw its nomination of directors and (ii) agree to a standstill restriction through the completion of the Company’s 2023 annual meeting of stockholders, including refraining from acquiring additional shares of the Company’s common stock. Delek US will utilize cash on hand to fund the share repurchase.

The share repurchase is expected to close no later than March 11, 2022, subject to customary closing conditions, after which the Icahn Group is expected to own approximately 3.48 million common shares of Delek US, which represents approximately 4.93% of the company’s outstanding shares.

Uzi Yemin, the Company’s Chairman, CEO and President said, “The combination of a strong cash balance and a robust refining margin environment provide us with flexibility to effectuate this transaction. This share repurchase reflects our confidence in the underlying business and reduces our shares outstanding by approximately 4.7%. Moving forward, we will continue to focus on running our system safely and reliably in an effort to capture the full benefits that this strong macro environment offers.”

The full Agreement will be filed on a Form 8-K with the United States Securities and Exchange Commission.(the “SEC”).

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, asphalt, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations consist of Delek Logistics. Delek US and its affiliates also own the general partner and an approximate 80 percent limited partner interest in Delek Logistics. Delek Logistics is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The convenience store retail business operates approximately 250 convenience stores in central and west Texas and New Mexico.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning future unit sales and other statements current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; risks and uncertainties related to the effects of the COVID-19 pandemic; gains and losses from derivative instruments; management's ability to execute its strategy of growth, including risks associated with acquisitions and dispositions; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US”s and Delek Logistics’ filings with the SEC, including risks disclosed in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which they become aware of, after the date hereof, except as required by applicable law or regulation.

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Investor Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage
(ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).